Exhibit 99.1

United Online Reports Second Quarter Results

  Total Revenues of $260.8 Million, Operating Income of $43.1 Million and Adjusted OIBDA of $68.5 Million
  Diluted Net Income Per Common Share of $0.21 and Adjusted Diluted Net Income Per Common Share of $0.37
  Repayment of $28.0 Million in Debt During the Quarter, Including $20.0 Million Voluntary Repayment of FTD Debt

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--August 5, 2009--United Online, Inc. (Nasdaq:UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its second quarter ended June 30, 2009. The results include three months of operations from FTD Group, Inc. (“FTD”), acquired on August 26, 2008, that were not included in the company’s financial results for the second quarter ended June 30, 2008.

“United Online delivered strong profitability during the second quarter, highlighted by a quarterly record $68.5 million in adjusted OIBDA,” commented Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “Excluding the FTD segment for comparability with the prior year, I am pleased that our operating profitability increased versus the year-ago quarter, especially considering today’s challenging macroeconomic environment.”

“Our results demonstrate that we are effectively balancing our operating discipline and proven ability to control costs and improve margins with our ongoing commitment to invest in initiatives that meet our financial and operating criteria,” Goldston added. “Taken together, these measures have enabled United Online to remain efficient and highly profitable while positioning the company to benefit as the economy recovers.”

Summary Results for Second Quarter Ended June 30, 2009:

The following table summarizes key financial results for the second quarter ended June 30, 2009.

	(in millions, except per share and percentage figures)
Financial Highlights	Q2 2009	Q2 2008	% Change
FTD revenues	$149.2	$-	N/A
Classmates Media revenues	58.2	57.0	2%
Communications revenues	54.1	65.3	(17%)
Intersegment eliminations	(0.7)	-	N/A
Consolidated revenues	$260.8	$122.3	113%

GAAP operating income(a)	$43.1	$22.0	96%

Adjusted OIBDA(1)(a)	$68.5	$37.6	82%

GAAP net income applicable to common stockholders(a)	$17.7	$12.8	38%
GAAP diluted net income per common share(a)	$0.21	$0.18	17%

Adjusted net income applicable to common stockholders(2)(a)	$31.4	$20.4	54%
Adjusted diluted net income per common share(2)(a)	$0.37	$0.29	28%

  Consolidated revenues were $260.8 million, an increase of 113% versus the year-ago quarter. The increase was primarily attributable to the company’s acquisition of FTD in August 2008.
  Adjusted OIBDA(1) was $68.5 million, an increase of 82% versus the year-ago quarter. Excluding FTD for comparability with the prior year, adjusted OIBDA increased 13% versus the year-ago quarter.(a)
  GAAP diluted net income per common share was $0.21, an increase of 17% versus the year-ago quarter.(a)
  Adjusted diluted net income per common share(2) was $0.37, an increase of 28% versus the year-ago quarter.(a)

(a) The second quarter of 2008 included the expensing of $3.9 million ($2.5 million, or $0.03 per diluted share, net of tax) in deferred transaction costs relating to the potential initial public offering (“IPO”) of the company’s Classmates Media Corporation subsidiary.

Scott H. Ray, Executive Vice President and Chief Financial Officer, commented, “Our businesses continue to generate significant cash flows, which enabled us to repay $28.0 million in debt during the second quarter while maintaining a healthy cash position of $117.4 million at June 30, 2009. During the three quarters since the FTD acquisition closed, we have reduced our debt balance by more than $40 million and, at the same time, we have increased our cash and cash equivalents by nearly $48 million.”

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operations and free cash flow(4) were $32.5 million and $26.2 million, a decrease of 10% and 18%, respectively, versus the year-ago quarter. The decrease in cash flows was primarily attributable to changes in working capital.
  Cash and cash equivalents at June 30, 2009 were a combined $117.4 million. The slight decline in cash balances compared to $124.8 million at March 31, 2009 primarily reflects the company’s repayment of $28.0 million in debt during the second quarter.
  Total debt, net of discounts, at June 30, 2009 was $382.5 million, a decrease of $26.4 million versus $408.9 million at March 31, 2009. Net debt at June 30, 2009 declined to $265.1 million.
  The company paid $9.1 million in cash dividends during the quarter.
  The company’s Board of Directors recently declared a quarterly cash dividend for the 18th consecutive quarter. The cash dividend of $0.10 per share is payable on August 31, 2009 to stockholders of record on August 14, 2009.

Segment Results for Second Quarter Ended June 30, 2009:

FTD:

	(in millions, except percentages and exchange rates)
		Pre-Acquisition		% Change @
Financial Highlights	Q2 2009	Q2 2008	% Change	Constant Currency
Products revenues	$114.6	$135.5	(15%)
Services revenues	32.4	36.8	(12%)
Advertising revenues	$2.3	$2.6	(11%)
Segment revenues	$149.2	$174.9	(15%)	(10%)
as a % of consolidated revenues	57%	-	N/A

Segment income from operations	$23.9	$-	N/A
Segment adjusted OIBDA(1)	$26.2	$-	N/A
as a % of segment revenues(1)	17.5%	-	N/A

		Pre-Acquisition		% Change @
Metrics Highlights	Q2 2009	Q2 2008	% Change	Constant Currency
Consumer orders(5) (thousands)	1,711	1,933	(11%)
Average order value(5)	$59.78	$62.67	(5%)	1%
British Pound / U.S. Dollar exchange rate (average)	1.55	1.97	N/A

  Quarterly revenues, consumer orders(5) and average order value(5) (“AOV”) for certain quarterly periods prior to United Online’s acquisition of FTD, as previously reported by FTD prior to the acquisition, are included in the table above and in the metrics table accompanying this press release as supplemental disclosures for comparison purposes.
  Segment revenues, including a $7.7 million year-over-year negative impact from foreign currency exchange rates, were $149.2 million, a decrease of 15% versus the year-ago quarter.
  Segment revenues in constant currency terms decreased 10% versus the year-ago quarter, excluding the impact from foreign currency exchange rates resulting from a strengthened U.S. Dollar versus the British Pound.
  Segment adjusted OIBDA(1) was $26.2 million, representing 17.5% of segment revenues, the segment’s highest quarterly operating margin since the acquisition by United Online.
  Consumer orders were 1.7 million, a decrease of 11% versus the year-ago quarter.
  Average order value, including a $3.69 year-over-year negative impact from foreign currency exchange rates resulting from a strengthened U.S. Dollar versus the British Pound, was $59.78, a 5% decrease versus an AOV of $62.67 in the year-ago quarter. AOV in constant currency terms increased 1% versus the year-ago quarter, excluding the negative impact of foreign currency exchange rates.

Classmates Media:

	(in millions, except percentages)
Financial Highlights	Q2 2009	Q2 2008	% Change
Services revenues	$38.7	$34.1	13%
Advertising revenues	19.4	22.9	(15%)
Segment revenues	$58.2	$57.0	2%
as a % of consolidated revenues	22%	47%

Segment income from operations(b)	$14.1	$7.9	78%
Segment adjusted OIBDA(1)(b)	$17.9	$10.6	68%
as a % of segment revenues(1)(b)	30.8%	18.7%

	(in thousands, except percentages)
Metrics Highlights	Q2 2009	Q2 2008	% Change
Segment pay accounts(3)	4,621	3,809	21%
Net growth in segment pay accounts(3)	58	288
Segment active accounts(3)	16,400	15,100	9%

  Segment revenues were $58.2 million, an increase of 2% versus the year-ago quarter, as growth in segment services revenues was largely offset by a decline in segment advertising revenues.
  Segment adjusted OIBDA increased to $17.9 million, up significantly versus $10.6 million in the year-ago quarter.(b)
  Segment adjusted OIBDA as a percentage of segment revenues increased to 30.8% from 18.7% in the year-ago quarter.(b)
  Segment pay accounts(3) at June 30, 2009 were 4.6 million, an increase of 21% versus June 30, 2008.
  Segment active accounts(3) were 16.4 million in the second quarter, an increase of 9% versus 15.1 million in the year-ago quarter.

(b) The second quarter of 2008 included the expensing of $3.9 million in deferred transaction costs relating to the potential IPO of the company’s Classmates Media Corporation subsidiary.

Communications:

	(in millions, except percentages)
Financial Highlights	Q2 2009	Q2 2008	% Change
Services revenues	$45.7	$56.1	(19%)
Advertising revenues	8.5	9.1	(7%)
Segment revenues	$54.1	$65.3	(17%)
as a % of consolidated revenues	21%	53%

Segment income from operations	$20.3	$21.1	(4%)
Segment adjusted OIBDA(1)	$24.5	$26.9	(9%)
as a % of segment revenues(1)	45.3%	41.3%

	(in thousands, except percentages)
Metrics Highlights	Q2 2009	Q2 2008	% Change
Segment pay accounts(3)	1,532	1,916	(20%)

  Segment revenues were $54.1 million, a decrease of 17% versus the year-ago quarter, primarily due to a continuing decrease in segment pay accounts.
  Segment adjusted OIBDA was $24.5 million, a decrease of 9% versus the year-ago quarter.
  Segment adjusted OIBDA increased to a record 45.3% of segment revenues, versus 41.3% of segment revenues in the year-ago quarter. The increase reflects the company’s continuing efforts in expense management and driving profitability and cash flows.
  Segment pay accounts decreased by a net 121,000, versus a net decline of 127,000 pay accounts in the year-ago quarter.
  Segment pay accounts at June 30, 2009 were 1.5 million, a decrease of 20% versus 1.9 million at June 30, 2008.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption "Cautionary Information Regarding Forward-Looking Statements." In particular, the company’s projections are premised on an average foreign currency exchange rate of 1.58 U.S. Dollars to 1.0 British Pounds for the third quarter of 2009 and any material change in the average foreign currency exchange rate could have a material impact on the projections. These and other factors are discussed in more detail in the company's filings with the Securities and Exchange Commission.

Third-Quarter 2009 (in millions)	Guidance
Revenues	$208.0 ─ $216.0
Adjusted OIBDA	$53.0 – $58.0

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Third-Quarter 2009 (in millions)	Guidance
GAAP Operating Income	$27.3 ─ $32.3
Depreciation	6.2
Amortization of intangible assets	9.0
Stock-based compensation	10.5
Adjusted OIBDA	$53.0 – $58.0

Investor Conference Call Today at 5:00 p.m. ET (2:00 p.m. PT):

United Online will host a conference call today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its quarterly results. To participate, please dial 877-545-1403 (or 719-325-4888 outside of the U.S.), and provide the confirmation code, 1474735. A live webcast of the call, along with a presentation containing financial highlights for the quarter ended June 30, 2009, can also be accessed through the “investors” section of the company's Web site located at www.unitedonline.com. The presentation and a replay of the broadcast will be available on the Web site for seven days, or by dialing 888-203-1112 (or 719-457-0820 outside of the U.S.) and the confirmation code, 1474735.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and related charges; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core operating results over time (such as restructuring and related charges), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and related charges and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges within its financial press releases and Securities and Exchange Commission (“SEC”) filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and related charges and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and related charges), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and related charges and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of stock-based compensation; amortization of intangible assets; restructuring and related charges; impairment of goodwill, intangible assets and long-lived assets; the cumulative effect of a change in accounting principle as a result of the adoption of SFAS 123R; and the re-measurement of certain deferred tax assets. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization, the cumulative effect of a change in accounting principle, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring and related charges). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. Reconciliations to net income and diluted net income per common share, their most comparable GAAP measures, are provided in the accompanying tables.

(3) A pay account is a member who has subscribed to, and paid for, our Classmates Media or Communications services, and whose subscription has not expired. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. At any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Classmates Media segment active accounts are all social networking pay accounts as of the date presented; the monthly average for the period of all free social networking accounts who have visited the company’s domestic or international social networking Web sites, excluding The Names Database, at least once during the period; and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts are all Communications pay accounts as of the date presented combined with the number of free Communications accounts (Internet access and email users), excluding free Web hosting accounts, that logged on to the company’s services at least once during the preceding 31 days.

(4) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring and related charges. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and related charges. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(5) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com Web site and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk Web site and a toll-free telephone number. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. This average U.S. Dollar amount is determined after translating the British Pound amounts paid for orders delivered in the U.K. and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenue and shipping and service fees payable by the consumer, less certain discounts and certain refunds.

About United Online®:

United Online, Inc. (Nasdaq:UNTD) is a leading provider of consumer products and services over the Internet, where the company's brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company's floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in approximately 45,000 retail floral shops worldwide. The company's Classmates Media services include online social networking (www.Classmates.com) and online loyalty marketing (www.MyPoints.com) in North America. Classmates Media also operates online social networking Web sites in a number of European countries. The company's Communications services include value-priced Internet access and email provided by NetZero (www.netzero.com) and Juno (www.Juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., Canada, the United Kingdom, Germany, and India. More information about United Online is available on the company's Web site located at: www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; and stock-based compensation. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the severity and duration of current economic conditions; the effect of competition; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; the company’s inability to retain or grow its free and pay accounts; the company’s inability to acquire and retain florist members; the company’s inability to increase or maintain its advertising revenues; failure to achieve expanded marketing opportunities and efficiencies and other benefits associated with the acquisition of FTD Group, Inc. and its subsidiaries (“FTD”), or to implement any or all planned marketing initiatives; the effects of seasonality; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; that the company will incur additional impairment charges; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; that the company will incur additional restructuring and related charges; risks associated with the commercialization of new services; the company’s ability to enforce or defend its ownership and use of intellectual property; problems associated with the company’s operations, systems or technologies; the company’s ability to retain key customers, vendors and personnel; risks associated with litigation and governmental regulation; changes in marketing conditions and laws; changes in the floral industry; inability to successfully integrate the financial, accounting and administrative functions of United Online, Inc. and FTD; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenues
Services	$146,200	$122,273	$296,582	$244,084
Products	114,589	-	227,854	-
Total revenues	260,789	122,273	524,436	244,084
Operating expenses:
Cost of revenues - services (a)	27,963	26,830	57,605	54,669
Cost of revenues - products	80,486	-	165,178	-
Sales and marketing(a)	53,675	35,809	109,438	72,590
Technology and development(a)	16,796	12,521	33,937	25,423
General and administrative(a)	30,107	22,774	60,521	43,658
Amortization of intangible assets	8,648	2,022	17,239	4,858
Restructuring charges	-	357	-	563
Total operating expenses	217,675	100,313	443,918	201,761

Operating income	43,114	21,960	80,518	42,323

Interest income	338	1,384	686	2,984
Interest expense	(8,804)	-	(17,005)	-
Other income, net	93	184	131	226

Income before income taxes	34,741	23,528	64,330	45,533
Provision for income taxes	15,474	9,790	28,010	18,793
Net income (b)	$19,267	$13,738	$36,320	$26,740
Income allocated to participating securities (b)	(1,580)	(896)	(2,215)	(1,826)
Net income applicable to common stockholders (b)	$17,687	$12,842	$34,105	$24,914

Basic net income per common share (b)	$0.21	$0.19	$0.41	$0.36
Shares used to calculate basic net income per common share(b)	83,502	68,853	83,038	68,499
Diluted net income per common share (b)	$0.21	$0.18	$0.41	$0.36
Shares used to calculate diluted net income per common share(b)	83,875	69,673	83,359	69,281

Shares outstanding at end of period	83,769	69,037	83,769	69,037

(a) Stock-based compensation was allocated as follows:
Cost of revenues - services	$271	$174	$527	$394
Sales and marketing	1,451	1,805	2,699	3,393
Technology and development	1,318	1,311	2,511	2,599
General and administrative	7,206	4,851	13,875	11,765
Total stock-based compensation	$10,246	$8,141	$19,612	$18,151

(b) On January 1, 2009, the company adopted Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, which requires the allocation of net income between common stockholders and participating securities when computing earnings per share. FSP EITF 03-6-1 has been retroactively applied to the company’s unaudited condensed consolidated statement of operations for the quarter and six months ended June 30, 2008 and did not have a material impact on the calculation of basic or diluted net income per share applicable to common stockholders.

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Data
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted Operating Income Before Depreciation and Amortization (OIBDA) (1)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating income	$43,114	$21,960	$80,518	$42,323
Depreciation	6,540	5,086	12,632	10,325
Amortization of intangible assets	8,648	2,022	17,239	4,858
Operating income before depreciation and amortization	58,302	29,068	110,389	57,506
Stock-based compensation	10,246	8,141	19,612	18,151
Restructuring charges	-	357	-	563
Adjusted operating income before depreciation and amortization	$68,548	$37,566	$130,001	$76,220

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
FTD:
Segment income from operations	$23,909	$-	$43,139	$-
Stock-based compensation	2,243	-	4,053	-
Segment adjusted operating income before depreciation and amortization	$26,152	$-	$47,192	$-

Classmates Media:
Segment income from operations	$14,123	$7,937	$26,278	$15,890
Stock-based compensation	3,766	2,708	7,430	6,571
Segment adjusted operating income before depreciation and amortization	$17,889	$10,645	$33,708	$22,461

Communications:
Segment income from operations	$20,270	$21,131	$40,972	$41,616
Stock-based compensation	4,237	5,433	8,129	11,580
Restructuring charges	-	357	-	563
Segment adjusted operating income before depreciation and amortization	$24,507	$26,921	$49,101	$53,759

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income (a)	$19,267	$13,738	$36,320	$26,740
Income allocated to participating securities (a)	(1,580)	(896)	(2,580)	(1,826)
Net income applicable to common stockholders (a)	17,687	12,842	33,740	24,914

Add:
Stock-based compensation	10,246	8,141	19,612	18,151
Amortization of intangible assets	8,648	2,022	17,239	4,858
Restructuring charges	-	357	-	563
	36,581	23,362	70,591	48,486

Income tax effect of adjusting entries	(5,224)	(3,001)	(10,447)	(6,841)
Adjusted net income applicable to common stockholders (a)	$31,357	$20,361	$60,144	$41,645

Adjusted basic net income per common share (a)	$0.38	$0.30	$0.72	$0.61
Shares used to calculate adjusted basic net income per common share (a)	83,502	68,853	83,038	68,499
Adjusted diluted net income per common share(a)	$0.37	$0.29	$0.72	$0.60
Shares used to calculate adjusted diluted net income per common share (a) (b)	84,186	69,650	83,671	69,228

(a) On January 1, 2009, the company adopted Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, which requires the allocation of net income between common stockholders and participating securities when computing earnings per share. FSP EITF 03-6-1 has been retroactively applied to the company’s unaudited condensed consolidated statement of operations for the quarter and six months ended June 30, 2008 and did not have a material impact on the calculation of basic or diluted net income per common share.

(b) Includes the adjustment of shares used to calculate diluted net income per common share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$117,422	$104,514
Accounts receivable, net	49,482	58,901
Deferred tax assets, net	13,787	16,170
Property and equipment, net	62,085	61,822
Goodwill and intangible assets, net	786,657	779,584
Other assets	44,305	52,536
Total assets	$1,073,738	$1,073,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$63,973	$83,372
Accrued liabilities	39,909	43,148
Member redemption liability	24,816	25,976
Deferred revenue	84,613	83,261
Debt, net of discounts	382,542	413,477
Deferred tax liabilities, net	54,965	60,834
Other liabilities	20,108	19,342
Total liabilities	670,926	729,410

Stockholders' equity	402,812	344,117

Total liabilities and stockholders' equity	$1,073,738	$1,073,527

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,267	$13,738	$36,320	$26,740

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	25,434	15,249	49,483	33,334
Accretion of discounts and amortization of debt issue costs	1,809	-	2,822	-
Provision for doubtful accounts receivable	1,715	268	2,876	586
Deferred taxes and other	(3,201)	296	(5,219)	105
Tax benefits (shortfalls) from equity awards	(1,134)	148	(1,626)	225
Excess tax benefits from equity awards	214	(38)	(13)	(264)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	4,046	(1,933)	6,849	1,287
Other assets	(2,013)	865	7,846	6,773
Accounts payable and accrued liabilities	(12,021)	1,326	(24,028)	(14,210)
Member redemption liability	(110)	2,932	(1,160)	2,127
Deferred revenue	(1,681)	3,250	1,795	8,287
Other liabilities	150	(10)	109	100
Net cash provided by operating activities	32,475	36,091	76,054	65,090

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,085)	(4,457)	(12,432)	(7,256)
Purchases of short-term investments	-	(51,110)	-	(120,378)
Proceeds from maturities of short-term investments	-	25,315	-	48,300
Proceeds from sales of short-term investments	-	5,250	-	14,523
Cash paid for acquisitions, net of cash acquired	-	(2,483)	-	(3,165)
Proceeds from sales of assets, net	14	20	14	29
Net cash used for investing activities	(6,071)	(27,465)	(12,418)	(67,947)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loans and revolver	(28,040)	-	(33,478)	-
Payments on capital leases	-	(4)	-	(8)
Proceeds from exercises of stock options	16	349	125	1,043
Proceeds from employee stock purchase plan	2,490	2,576	2,490	2,576
Repurchases of common stock	(763)	(962)	(3,374)	(7,124)
Payments for dividends	(9,145)	(14,900)	(17,915)	(29,469)
Excess tax benefits from equity awards	(214)	38	13	264
Net cash used for financing activities	(35,656)	(12,903)	(52,139)	(32,718)

Effect of foreign currency exchange rate changes on cash and cash equivalents	1,923	(153)	1,411	(265)

Change in cash and cash equivalents	(7,329)	(4,430)	12,908	(35,840)
Cash and cash equivalents, beginning of period	124,751	118,097	104,514	149,507
Cash and cash equivalents, end of period	$117,422	$113,667	$117,422	$113,667

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(4)
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net cash provided by operating activities	$32,475	$36,091	$76,054	$65,090
Add (deduct):
Capital expenditures	(6,085)	(4,457)	(12,432)	(7,256)
Excess tax benefits from equity awards	(214)	38	13	264
Cash paid for restructuring charges	-	276	-	427
Free cash flow	$26,176	$31,948	$63,635	$58,525

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
FTD
Revenues:
Products	$114,589	$-	$227,854	$-
Services	32,357	-	65,155	-
Advertising	2,270	-	4,194	-
Total revenues	149,216	-	297,203	-

Operating expenses:
Cost of revenues	85,553	-	175,706	-
Sales and marketing	26,039	-	50,927	-
Technology and development	3,491	-	6,857	-
General and administrative	11,498	-	22,864	-
Amortization of intangible assets	6,636	-	13,193	-
Total operating expenses	133,217	-	269,547	-

Operating income	15,999	-	27,656	-

Depreciation	1,274	-	2,290	-
Amortization	6,636	-	13,193	-
Segment income from operations	23,909	-	43,139	-
Stock-based compensation	2,243	-	4,053	-
Segment adjusted operating income before depreciation and amortization	$26,152	$-	$47,192	$-

Classmates Media
Revenues:
Services	$38,718	$34,134	$76,939	$65,375
Advertising	19,437	22,879	39,689	43,522
Total revenues	58,155	57,013	116,628	108,897

Operating expenses:
Cost of revenues	10,421	11,539	20,790	21,751
Sales and marketing	18,955	20,985	39,089	40,631
Technology and development	7,235	5,496	14,849	10,926
General and administrative	10,161	13,144	20,786	23,850
Amortization of intangible assets	1,747	1,760	3,519	4,135
Total operating expenses	48,519	52,924	99,033	101,293

Operating income	9,636	4,089	17,595	7,604

Depreciation	2,740	2,088	5,164	4,151
Amortization	1,747	1,760	3,519	4,135
Segment income from operations	14,123	7,937	26,278	15,890
Stock-based compensation	3,766	2,708	7,430	6,571
Segment adjusted operating income before depreciation and amortization	$17,889	$10,645	$33,708	$22,461

Communications
Revenues
Services	$45,658	$56,134	$93,707	$115,555
Advertising	8,489	9,126	18,418	19,632
Total revenues	54,147	65,260	112,125	135,187

Operating expenses:
Cost of revenues	12,534	15,291	26,421	32,918
Sales and marketing	9,350	14,824	20,807	31,959
Technology and development	6,070	7,025	12,231	14,497
General and administrative	8,450	9,630	16,873	19,808
Amortization of intangible assets	264	262	526	723
Restructuring charges	-	357	-	563
Total operating expenses	36,668	47,389	76,858	100,468

Operating income	17,479	17,871	35,267	34,719

Depreciation	2,526	2,998	5,178	6,174
Amortization	265	262	527	723
Segment income from operations	20,270	21,131	40,972	41,616
Stock-based compensation	4,237	5,433	8,129	11,580
Restructuring charges	-	357	-	563
Segment adjusted operating income before depreciation and amortization	$24,507	$26,921	$49,101	$53,759

Consolidated adjusted operating income before depreciation and amortization	$68,548	$37,566	$130,001	$76,220

Reconciliation of segment income from operations to consolidated operating income:
FTD	$23,909	$-	$43,139	$-
Classmates Media	14,123	7,937	26,278	15,890
Communications	20,270	21,131	40,972	41,616
Total segment income from operations	58,302	29,068	110,389	57,506
Depreciation	(6,540)	(5,086)	(12,632)	(10,325)
Amortization of intangible assets	(8,648)	(2,022)	(17,239)	(4,858)
Consolidated operating income	$43,114	$21,960	$80,518	$42,323

Reconciliation of segment revenues to consolidated revenues:
FTD	$149,216	$-	$297,203	$-
Classmates Media	58,155	57,013	116,628	108,897
Communications	54,147	65,260	112,125	135,187
Intersegment eliminations	(729)	-	(1,520)	-
Consolidated revenues	$260,789	$122,273	$524,436	$244,084

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$133,217	$-	$269,547	$-
Classmates Media	48,519	52,924	99,033	101,293
Communications	36,668	47,389	76,858	100,468
Intersegment eliminations	(729)	-	(1,520)	-
Consolidated operating expenses	$217,675	$100,313	$443,918	$201,761

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

Consolidated:
Revenues (in thousands)	$260,789	$263,647	$256,162	$169,157	$122,273

FTD:
Basis of Presentation(b)				Combined	Pre-Acquisition
Revenues (in thousands)	$149,216	$147,987	$133,685	$121,427	$174,904
% of consolidated revenues	57%	56%	52%	N/A	N/A

Consumer orders(5) (in thousands)	1,711	1,691	1,467	1,154	1,933
Average order value(5)	$59.78	$57.70	$58.80	$64.37	$62.67
Average foreign currency exchange rate: GBP to USD	1.55	1.43	1.56	1.90	1.97

Classmates Media:
Segment revenues (in thousands)	$58,155	$58,473	$62,592	$58,746	$57,013
% of consolidated revenues	22%	22%	24%	35%	47%

Pay accounts (in thousands)	4,621	4,563	4,319	4,087	3,809
Segment churn(c)	4.3%	4.1%	4.4%	4.1%	4.2%
ARPU(d)	$2.81	$2.87	$2.98	$3.07	$3.10
Segment active accounts (in millions)	16.4	16.8	16.0	15.5	15.1

Communications:
Segment revenues (in thousands)	$54,147	$57,978	$60,120	$62,131	$65,260
% of consolidated revenues	21%	22%	23%	37%	53%

Pay accounts (in thousands):
Access	1,203	1,316	1,388	1,468	1,560
Other	329	337	347	353	356
Total Communications pay accounts	1,532	1,653	1,735	1,821	1,916

Segment churn(c)	4.9%	4.8%	4.3%	4.4%	4.5%
ARPU(d)	$9.55	$9.45	$9.31	$9.49	$9.45
Segment active accounts (in millions)	2.4	2.6	2.7	2.8	2.9

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

(b) Combined quarterly results were calculated by adding historical results prior to the FTD acquisition (July 1, 2008 through August 25, 2008) to FTD's results following the acquisition (August 26, 2008 through September 30, 2008). Pre-acquisition results reflect the historical quarterly results of FTD prior to the acquisition date. The pre-acquisition historical results of FTD were derived from the results of FTD as disclosed in the financial statements set forth in FTD Group, Inc.'s historical filings with the Securities and Exchange Commission. The company has not verified the accuracy of the pre-acquisition historical results of FTD and makes no representations with respect to such information.

(c) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for the same period, divided by the number of months in that period.

(d) ARPU is calculated by dividing billable services revenues for a period by the average number of pay accounts for that period, divided by the number of months in that period.

CONTACT:
United Online, Inc.
Investors:
Erik Randerson, CFA
818-287-3350
investor@untd.com
or
Press:
Scott Matulis
818-287-3388
pr@untd.com